UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 15, 2014

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2014, Poly Shield Technologies Inc. (the “Company”) entered into a purchase and services agreement (the “Purchase and Services Agreement”) with Magical Cruise Company, Limited (“DCL”) regarding the procurement and installation of the Company’s DSOX-15 Pre-Combustion Fuel Purification System including an in-line sulfur monitor (the “DSOX System”), for reducing the sulfur oxide content of marine fuel oil.

Under the terms of the Purchase and Services Agreement, the Company has agreed to sell to DCL, and install on one of DCL’s vessels, one DSOX System at a price of $3,015,000 (the “Purchase Price”) of which $975,000 is due on execution of the Purchase and Services Agreement with the balance due on certification of the DSOX System from Lloyd’s Register (“Certification”). If the DSOX System does not receive Certification within six months from the installation date, DCL will be allowed to retain and operate the DSOX System and will not be required to pay the balance of the Purchase Price.

In addition the Company has agreed to provide DCL with an option to purchase up to 10 additional DSOX Systems as follows:

(a)

DCL may purchase up to 3 additional DSOX Systems on the same price terms as the initial DSOX System, within the later of 90 days after Certification or 180 days after the expiration of the Certification deadline; and

(b)

DCL may purchase up to 7 additional DSOX Systems on the same price terms as the initial DSOX System, at any time prior to December 31, 2020.

In the event that Certification cannot be obtained, the Company will credit any actual purchase payments made by DCL towards the price of an exhaust scrubber.

The cost of obtaining Certification of any installed DSOX Systems will be borne by the Company.

The foregoing description of the Purchase and Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase and Services Agreement attached as Exhibit 10.1 hereto.  A copy of the Company’s news release regarding the Purchase and Services Agreement is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit	Description
10.1	Purchase and Services Agreement between Magical Cruise Company, Limited and Poly Shield Technologies Inc. dated effective as of April 15, 2014.
99.1	Press release dated April 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: April 17, 2014	By: /s/ Brad Eckenweiler

Name: Brad Eckenweiler
Title: Chief Executive Officer

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